UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019 (June 11, 2019)

MEDOVEX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E Kennedy Blvd Ste 700 Tampa, FL	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

37th Floor

New York, New York

10036 (212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 11, 2019, the board of directors (the “Board”) of Medovex Corp. (the “Company”) appointed Briley Cienkosz, Ann Miller and Gary Mancini as executive officers of the Company. Briley Cienkosz was appointed Chief Marketing Officer at a base salary of $265,000. Ann Miller was appointed Chief Operating Officer at a base salary of $200,000. Gary Mancini was appointed Chief Relationship Officer at a base salary of $150,000 plus potential bonus, such bonus being subject to Mr. Mancini’s team achieving certain to be determined financial metrics.

Set forth below is a biography of each of the new officers.

Brieley Cienkosz, 35, as Chief Marketing Officer, is responsible for brand strategy, corporate communications and integrated marketing efforts at the Company. Prior to joining the Company in January 2019, Ms. Cienkosz was the Chief Marketing Officer at Regenerative Medicine Solutions from January 2018. She was the Chief Marketing Officer at Laser Spine Institute from June 2014 to January 2018 where she was an integral part of implementing their first DRTV (direct response television) campaign, while also assisting in the launch of four ambulatory surgery centers. Ms. Cienkosz earned a B.S. in marketing from Southern Illinois University and an MBA from the University of Wisconsin.

Ann Miller, 39, as Chief Operating Officer, is responsible for leading operations through research evaluation and implementation on key business strategies to improve performance and organizational development as it relates to patient satisfaction, quality core standards and revenue generation. Prior to joining the Company, Ms. Miller was an Executive Vice President at Regenerative Medicine Solutions from June 2014 to January 2019 when she joined the Company. Ms. Miller has a bachelor’s degree in Anthropology from Tulane University.

Gary Mancini, 38, as Chief Relationship Officer, ensures that the Company’s patients get the best care possible. Prior to joining the Company in January 2019, Mr. Mancini was the Vice President of Patient Services for Regenerative Medicine Solutions from March 2018 to January 2019 and held the same title at Laser Spine Institute from June 2014 to March 2018. At Laser Spine Institute, Mr. Mancini coordinated over 60,000 patient surgeries. Mr. Mancini earned a bachelor’s degree in finance and marketing from Florida State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDOVEX CORP.

Date: June 14, 2019	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer